                                                                   EXHIBIT 10.32


                           FIRST AMENDMENT TO LEASE
                           ------------------------

                                 April 3 ,1998

RE:  PREMISES EXPANSION
-----------------------

This First Amendment, dated for reference purposes only, April 3, 1998, is made by and between FORTUNE FIFTY ASSOCIATES, a California General Partnership ("LESSOR"), and EIS, INC., a California Corporation ("LESSEE").

WITNESSETH:
----------

WHEREAS, Lessor and Lessee did enter into a Lease, dated for reference purposes
-------
only, February 23, 1998, for the Premises located at 10461 Old Placerville Road, Suite #130, Sacramento, California, more particularly described in said lease (hereinafter referred to as the "Agreement"), and;

WHEREAS, Lessor and Lessee desire to amend the Agreement in the manner and to
-------
the extent hereinafter set forth;

NOW THEREFORE, in consideration of the Premises, of the covenants, and
-------------
agreements contained herein, and other good valuable consideration mutually exchanged by and between the parties hereto, it is agreed as follows:

1. The "TERM", referenced in Paragraph 1.3 of the Agreement, is hereby amended as follows:

     "TERM: 5 years and three months ("Original Term") commencing June 1, 1998 ("Commencement Date") and ending August 31, 2003 ("Expiration Date"). (Also see Paragraphs 3.2 and 3.3.)"

2. The "BASE RENT", referenced in Paragraph 1.5 of the Agreement, is hereby amended as follows:

     "BASE RENT: $ (See paragraph 49) per month ("Base Rent"), payable on the first day of each month commencing August 1, 1998 (August 1998 Base Rent prepaid by Lessee upon Lease execution) (Also see Paragraph 4.)"

3. The "BASE RENT PAID UPON EXECUTION", referenced in Paragraph 1.6(a) of the Agreement, is hereby amended as follows:

     "BASE RENT PAID UPON EXECUTION: $6,480.00 as Base Rent for the period August 1, 1998 to August 31, 1998."

4. The "RENT SCHEDULE", as specified in Paragraph #49 of the Agreement, is hereby amended as follows:

     "RENT SCHEDULE: Lessee shall pay to Lessor Base Rent for the Premises in
      -------------
     monthly installments on the first day of each month of the lease term as follows:

                                                            NETBASE
  MONTHS'      #MONTHS                PERIOD                RENT/MO.
  -------      -------                ------                --------
   01-02           2          06/01/1998 - 07/31/1998       Free Rent
   03-26          24          08/01/1998 - 07/31/2000       $6,480.00
   27-38          12          08/01/2000 - 07/31/2001       $7,844.00
   39-50          12          08/01/2001 - 07/31/2002       $8,061.00
   51-63          13          08/01/2002 - 08/31/2003       $8,285.00

     In addition to Net Base Rent, Lessee shall pay its pro-rata share of all "Common Area Operating Expenses", estimated to be $1,705.00 per month ($.13531/Sq.Ft./month) upon commencement of this lease, as defined in paragraph #4.2, applicable to the Premises Building. Lessee's pro-rata share is 25.97%, determined by the Premises rentable square footage (12,600 square feet) divided by the total rentable square footage of the Premises Building (48,518 square feet). Lessee shall not be required to pay Common Area Operating Expenses during the Free Rent period. During the initial term of this lease, Lessee's share of Common Area Operating Expenses shall be capped as follows:

                                                             MONTHLY
                                                            COMMON AREA
                                                             OPERATING
  MONTHS'      # MONTHS               PERIOD                EXPENSES CAP
  -------      --------               ------                ------------
   01-02            2         06/01/1998 - 07/31/1998         $    0.00
   03-07            5         08/01/1998 - 12/31/1998         $1,705.00
   08-19           12         01/01/1999 - 12/31/1999         $1,756.15
   20-31           12         01/01/2000 - 12/31/2000         $1,808.83
   32-43           12         01/01/2001 - 12/31/2001         $1,863.10
   44-55           12         01/01/2002 - 12/31/2002         $1,918.99
   56-63            8         01/01/2003 - 08/31/2003         $1,976.56

     See the "1997 Triple Net Expense Reconciliation" attached to the Agreement as Exhibit "C".

5. The "OPTION TO EXTEND", as specified in Paragraph #50 of the Agreement, is hereby amended as follows:

     "OPTION TO EXTEND: Lessor hereby grants to Lessee, subject to all of the
      ----------------
     provisions of this lease, the option to extend this lease for one (1) additional term of five (5) years, subject to the following conditions:

     a. This lease shall be in full force and effect at the time notice of exercise of option is given and on the last day of the term.

     b. Lessee shall not be in default under any provision of this lease at the time notice of exercise is given, or at any time during the term for a consecutive period of more than sixty (60) days.

     c. Lessee shall give Lessor, at least six (6) months prior to the last day of the term, written notice exercising the option to extend.

     d. The Base Monthly Rent payable by Lessee during the Option Term shall be as follows:

                                                             NET BASE
  MONTHS'      #MONTHS                PERIOD                 RENT/MO.
  -------      -------                ------                 --------
    64-75         12          09/01/2003 - 08/31/2004       $8.533.00
    76-87         12          09/01/2004 - 08/31/2005       $8,789.00
    88-99         12          09/01/2005 - 08/31/2006       $9,053.00
   100-111        12          09101/2006 - 08/31/2007       $9,325.00
   112-123        12          09/01/2007 - 08/31/2008       $9,605.00

     Commencement of the extension term will immediately follow the expiration of the original term. The option shall be exercised by Lessee by delivering or mailing, postage prepaid, certified mail, notice to Lessor stating that Lessee is irrevocably exercising his option to extend. In the event that the option is not exercised as provided for herein, the option shall expire, and Lessee shall not have the right to extend the term of this lease. During the option term of this lease, Lessee's share of Common Area Operating Expenses shall not be capped."
                              ---

6. `The "TENANT IMPROVEMENTS / ALLOWANCE", as specified in Paragraph #52 of the Agreement, is hereby amended as follows:

     "TENANT IMPROVEMENTS / ALLOWANCE:  The Premises shall be leased by Lessee
      -------------------------------
     in its existing condition, however, Lessor shall provide an improvement allowance, not to exceed $62,500.00, including all plans, permits and fees, to be used to refurbish, alter and re-carpet the Premises, as necessary. Lessor shall provide space planning services to be paid/reimbursed out of the improvement allowance. Lessor and Lessee have, as of April 3, 1998, seen and hereby approve of the space plan. Attached hereto as Exhibit "1" is a contract and costs breakdown by Denton Construction, Inc. dated March 1, 1998, in the amount of $62,494.00, to be executed herewith by Lessor and Lessee. Lessee hereby agrees to pay for any change orders requested by Lessee and approved by both Lessee and Lessor, directly to Denton Construction, Inc. Also, Lessee agrees to pay any additional costs associated with exceptions #1 and #2 in Denton Construction, Inc.'s contract. Now that the Denton Construction, Inc. contract has been received, the lease contingency to determine that the improvement allowance is adequate is hereby waived."

LESSOR:                             FORTUNE FIFTY ASSOCIATES,
------                              A CALIFORNIA CORPORATION


                                    By: /S/ BARBARA A. HARDCASTLE
                                       --------------------------------------
                                       Barbara A. Hardcastle, General Partner


                                    By: /S/ BILL F. BOULDIN
                                       --------------------------------------
                                       Bill F. Bouldin, General Partner


                                    Dated:



LESSEE:                             EIS, INC.,
------                              A CALIFORNIA CORPORATION


                                    By: /S/ DENNIS KUSHNER
                                       --------------------------------------
                                       Dennis Kushner, Vice President


                                    Dated:_____________________________________

                                  EXHIBIT "1"


Denton Construction
2220 Dear Oaks Dr.
Rescue, CA  95672
(916) 677-0906
lic. 458692

March 1, 1998

Mr. Glenn English

Re:  10461 Old Placerville Road, Ste. 130
     ------------------------------------

We propose to complete the tenant improvements in above unit according to the plans we have to date, and according to the breakdown sheet which will accompany this proposal. The only variables I am aware of at this point are as follows:

1). We have allowed $2500 to cover the costs of the permits and the costs of having the plans drawn and made ready for the county.

2). We have made provision for 30 new electrical circuits in the new sub panel, but are only including in the price of the improvements 18 of those circuits, which were given to us originally by Jim. Because we do not know the exact location of the remaining 5 circuits, they will be priced directly to Jim when they decide the exact locations.

By signing below, you are accepting this proposal in the amount of $62,494 for the improvements to this space. A detailed list on the next page will, show you a breakdown of the different areas and the amounts each of them as per bid.

/s/ GLENN ENGLISH 4/2/98                     /s/ DENNIS KUSHNER 4/6/98
------------------------------------------   -----------------------------------
Fortune Fifty Associates - Glenn English     EIS Inc. - Dennis T. Kushner


/s/ NATHAN DENTON 4/2/98
------------------------------------------
Denton Construction Inc. - Nathan Denton

Denton Construction
2220 Dear Oaks Dr.
Rescue, CA  95672
(916) 677-0906
lic. 458692

March 1, 1998

                              BREAKDOWN STE. 130


        14100   All new walls, sheetrock, tape and texturing
         3350   HVAC ducting, venting
          500   Demo work
          750   T-bar ceiling in hallway, repair other ceilings
         1375   Insulation
         3650   Painting and staining
         2400   Plumbing & countertop in bathroom
          480   Cut out concrete for plumbing, haul away, repour
          120   Marlite 2 walls in new bathroom
          400   Vinyl flooring in new bathroom
          200   Paper holders, mirror, signs, handicap bars
         9350   Carpet, remove old carpet, new baseboard existing areas
         2280   Carpet demo room (all carpet is 26 oz., will bring sample book)
         2976   Doors, frames, including 1 pr 4' doors and 1-4' door from stock
         1200   Door handles (levers)
          510   Install doors, frames, levers
         8890   Electrical including 100 amp subpanel from main, and 18 circuits
         1212   Fire sprinklers
          285   Dumpster
         2500   Plans and permits (allowance)
          285   Lift rental for ceiling work
      --------

       56,813   Sub total
         5681   10% profit and overhead
      --------

       62,494   TOTALS